Exhibit 1.1

EXECUTION VERSION

American Water Capital Corp.

1025 Laurel Oak Road

Voorhees, New Jersey 08043

4.300% Senior Notes due 2042

Support Agreement from American Water Works Company, Inc.

Underwriting Agreement

December 12, 2012

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith

                Incorporated

RBS Securities Inc.

As representatives of the several Underwriters

named in Schedule I hereto

c/o RBS Securities Inc.,

600 Washington Boulevard,

Stamford, CT 06901.

Ladies and Gentlemen:

1. American Water Capital Corp., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate of $300,000,000 principal amount of the Company’s 4.300% Senior Notes due 2042 (the “Securities”).

2. The Company previously entered into a support agreement with American Water Works Company, Inc., a Delaware corporation (the “Parent”), dated June 22, 2000 and amended as of July 26, 2000 (as such agreement may be hereinafter amended, modified or supplemented from time to time in accordance with the terms and provisions thereof, the “Support Agreement”). Pursuant to the Support Agreement, the Parent has agreed, among other things, to provide funds to the Company if it is unable to make timely payment of principal of and premium, if any, and interest on Debt (as defined in the Support Agreement) issued by the Company.

3. The Company and the Parent, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-181155) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, each in a form heretofore delivered to the Representatives, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and, to the Parent’s or the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Parent or the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 3(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 7(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use therein (the “Underwriter Information”);

(c) For the purposes of this Agreement, the “Applicable Time” is 4:01 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the final term sheet prepared and filed pursuant to Section 7(a) hereof, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this clause (c) shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e) The interactive data in eXtensible Business Reporting Language filed as exhibits to the reports included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f) (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and (ii) the Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(g) None of the Parent, the Company or any of the Parent’s other subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or increase in long-term debt of the Parent, the Company or any of the Parent’s other subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Parent, the Company and the Parent’s other subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(h) The Parent, the Company and each of the Parent’s other subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Parent, the Company and each of the Parent’s other subsidiaries except, in each case, as would not, individually or in the aggregate, have a material adverse effect on the financial condition, stockholders’ equity, properties or results of operations of the Parent, the Company and the Parent’s other subsidiaries, taken as a whole (a “Material Adverse Effect”); and any real property and buildings held under lease by the Parent, the Company and each of the Parent’s other subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Parent, the Company and each of the Parent’s other subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect;

(i) Each of the Parent and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Parent listed on Schedule IV hereto (each a “Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except where the failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(j) All of the issued shares of capital stock of the Parent and the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Parent, free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims that would not, individually or in the aggregate, have a Material Adverse Effect;

(k) This Agreement has been duly authorized, executed and delivered by each of the Company and the Parent; the Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture, dated as of December 4, 2009, between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”) as amended

(the “Indenture”), under which they are to be issued; the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Support Agreement has been duly authorized, executed and delivered by the Parent and the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities, the Indenture and the Support Agreement will conform to the descriptions thereof in the Pricing Prospectus and the Prospectus and will be in substantially the form previously delivered to you;

(l) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(m) The issue and sale of the Securities and the compliance by the Parent and the Company with all of the provisions of the Securities, the Indenture, the Support Agreement and this Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent, the Company or any of the Parent’s other subsidiaries is a party or by which the Parent, the Company or any of the Parent’s other subsidiaries is bound or to which any of the property or assets of the Parent, the Company or any of the Parent’s other subsidiaries is subject, and (ii) will not result in any violation of (A) the provisions of the Certificate of Incorporation or the By-laws, as amended, of the Company or the Restated Certificate of Incorporation or the Amended and Restated By-laws of the Parent or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Parent, the Company or any of the Parent’s other subsidiaries or any of their properties, except in the case of clauses (i) and (ii)(B) for any conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect or impair the ability of the Parent or the Company to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Parent or the Company of the transactions contemplated by this Agreement, the Indenture, or the Support Agreement, except (i) the registration under the Act of the Securities, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (iii) such consents, approvals, authorizations, orders, registrations or qualifications that have already been obtained or the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair the ability of the Parent or the Company to consummate the transactions contemplated by this Agreement;

(n) None of the Parent, the Company or any of the Parent’s other subsidiaries is (A) in violation of its Certificate of Incorporation or By-laws, as amended, in the case of the Company, or its Restated Certificate of Incorporation or Amended and Restated By-laws, in the case of the Parent, or similar organizational documents, in the case of the Parent’s other subsidiaries, or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (A) (with respect to subsidiaries of the Parent other than the Company and the Significant Subsidiaries) and clause (B), for violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(o) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Underwriting”, insofar as they purport to describe the provisions of the documents described therein, under the caption “Certain United States Federal Income Tax Considerations”, and in the Company’s most recent Annual Report on Form 10-K under the captions “Item 1A, Risk Factors—Risks Related to Our Industry and Business—Our utility operations are subject to extensive economic regulations. Decisions by state PUCs and other regulatory agencies can significantly affect our business and results of operations”; and “Business—Our Regulated Businesses—Regulation—Economic Regulation”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(p) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Parent, the Company or any of the Parent’s other subsidiaries is a party or of which any property of the Parent, the Company or any of the Parent’s other subsidiaries is the subject which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Company’s and the Parent’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(q) Neither the Parent nor the Company is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Parent or the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Parent and the Company were each a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Parent or the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, neither the Parent nor the Company was an “ineligible issuer” as defined in Rule 405 under the Act;

(s) PricewaterhouseCoopers LLP, which has certified certain financial statements of the Parent and its subsidiaries, is an independent registered public accounting firm with respect to the Parent and its subsidiaries as required by the Act and the rules and regulations of the Commission thereunder;

(t) Except as disclosed in the Pricing Prospectus, the Parent maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Parent’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Prospectus, the Parent’s internal controls over financial reporting are effective and the Parent is not aware of any material weaknesses in its internal controls over financial reporting;

(u) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus, there has been no change in the Parent’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Parent’s internal controls over financial reporting;

(v) The Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Parent, the Company and each of the Parent’s other subsidiaries is made known to the Parent’s principal executive officer and principal financial officer by others within those entities; and, except as disclosed in the Pricing Prospectus, such disclosure controls and procedures are effective;

(w) The Parent, the Company and each of the Parent’s other subsidiaries possess all permits, licenses, franchises, authorizations, registrations, qualifications and approvals of governmental or regulatory authorities as may be required of them to own their properties and conduct their businesses in the manner described in the Pricing Prospectus (collectively, “Permits”), except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect; and the Parent, the Company and each of the Parent’s other subsidiaries have fulfilled and performed all of their obligations with respect to such Permits, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect;

(x) To the Parent’s and the Company’s knowledge, the Parent, the Company and each of the Parent’s other subsidiaries own, possess or have the right to employ sufficient patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to own, possess or have the right would not, individually or in the aggregate, have a Material Adverse Effect. None of the Parent, the Company or any of the Parent’s other subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any of the Intellectual Property Rights, whether or not arising from transactions in the ordinary course of business, except for such infringements or conflicts that would not, individually or in the aggregate, have a Material Adverse Effect. To the Parent’s and the Company’s knowledge, the use of the Intellectual Property Rights in connection with the business and operations of the Parent, the Company and each of the Parent’s other subsidiaries does not infringe on the rights of any person;

(y) Except as disclosed in the Pricing Prospectus, none of the Parent, the Company or any of the Parent’s other subsidiaries (i) is in violation of any law, statute, or any rule, regulation, decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property which, to its knowledge, is contaminated with any substance that is regulated under any Environmental Laws, (iii) is, to its knowledge, liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) has received any written notice of any claim under any Environmental Laws, and the Parent and the Company are not aware of any pending investigation which could reasonably be expected to lead to such a claim, in the case of clauses (i), (ii), (iii) and (iv), which could, individually or in the aggregate, have a Material Adverse Effect;

(z) The Parent, the Company and each of the Parent’s other subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in management’s judgment, prudent and customary in the businesses in which they are engaged; none of the Parent, the Company or any such subsidiary has been refused any insurance coverage sought or applied for; and none of the Parent, the Company or any such other subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect, except, in each case, as set forth in or contemplated in the Pricing Prospectus;

(aa) Neither the Parent nor the Company has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(bb) The Parent is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Parent as of the date hereof;

(cc) The Parent, the Company and each of the Parent’s other subsidiaries have filed all required federal, state and foreign tax returns, and have paid all taxes shown as due thereon except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect; and other than tax deficiencies which the Parent, the Company or any of the Parent’s other subsidiaries is contesting in good faith and for which the Parent, the Company or any of the Parent’s other subsidiaries has provided adequate reserves, there is no tax deficiency that has been asserted in writing against the Parent, the Company or any of the Parent’s other subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect; and the United States federal income tax returns of the Parent, the Company and each of the Parent’s other subsidiaries through the fiscal year ended December 31, 2009 have been settled and no assessment in connection therewith has been made against the Parent, the Company or any of the Parent’s other subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect; and

(dd) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Parent, the Company or any of the Parent’s other subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Parent, the Company or any of the Parent’s other subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Parent, the Company and each of the Parent’s other subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Parent, the Company and each of the Parent’s other subsidiaries; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Parent, the Company and each of the Parent’s other subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Parent, the Company and each of the Parent’s other subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Parent, the Company or any of the Parent’s other subsidiaries related to their employment, in the case of clauses (i), (ii), (iii) and (iv), that could, individually or in the aggregate, have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Parent, the Company or any of the Parent’s other subsidiaries may have any liability.

Any certificate signed by any authorized officer of the Parent or the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Parent and the Company, as to matters covered thereby, to each Underwriter.

4. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.943% of the principal amount thereof, including accrued interest, if any, from December 17, 2012 to the Time of Delivery hereunder, the principal amount of the Securities set forth opposite the name of such Underwriter in Schedule I hereto.

5. Upon the authorization by the Company of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

6. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same day) funds, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Company will cause forms of the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery hereunder at the office of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on December 17, 2012 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 10 hereof, will be delivered at the Closing Location, and the Securities will be delivered through the facilities of DTC, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., Eastern time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

7. Each of the Parent and the Company, jointly and severally, agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery without the consent of the Representatives promptly after reasonable notice thereof (which consent shall not be unreasonably withheld); to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form substantially consistent with Schedule III hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Parent or the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Parent will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If at the Renewal Deadline the Parent is no longer eligible to file an automatic shelf registration statement, the Parent will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Parent will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(c) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Parent nor the Company shall be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation for doing business in any jurisdiction;

(d) To use reasonable efforts to furnish to the Underwriters as soon as practicable after the date of this Agreement but no later than 5:30 p.m., New York City time, on the second New York Business Day immediately succeeding the date of this Agreement and from time to time, with printed and electronic copies of the Prospectus in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is, based on advice of counsel, required at any time during the period from the time of issue of the Prospectus until the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon the request of the Representatives to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many printed and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many printed and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Parent and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Parent, Rule 158);

(f) During the period beginning from the date hereof and continuing until the Time of Delivery, not to offer, sell, contract to sell, or otherwise dispose of, except as provided hereunder, any securities of the Parent or the Company that are substantially similar to the Securities without the Representatives’ prior written consent;

(g) To take all reasonable action necessary to enable Standard & Poor’s Ratings Service, a division of McGraw Hill, Inc., and Moody’s Investors Service Inc. to provide their respective credit ratings of the Securities;

(h) During a period of three years from the effective date of the Registration Statement, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Parent and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to the holders of the Securities consolidated summary financial information of the Parent and its subsidiaries for such quarter in reasonable detail; provided, however, that the Parent and the Company may satisfy the requirements of this subsection by making any such reports, communications or information available on its web site or by filing such information with the Commission via EDGAR or any successor filing system thereto;

(i) During a period of three years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to the holders of the Securities, and to deliver to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Parent or the Company is listed, provided, however, that the Parent and the Company may satisfy the requirements of this subsection by making any such reports, communications or information available on its web site or by filing such information with the Commission via EDGAR or any successor filing system thereto;

(j) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(k) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Parent’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

8. (a) (i) Each of the Parent and the Company represents and agrees that, other than the final term sheet in a form substantially consistent with Schedule III hereto and filed pursuant to Section 7(a) hereof, without the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; (ii) each Underwriter represents and agrees that, without the prior written consent of the Company, other than one or more term sheets relating to the Securities substantially consistent with Schedule III hereto, containing no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included in the Preliminary Prospectus or Pricing Prospectus, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and (iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives , will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

9. Each of the Parent and the Company covenants and agrees with the several Underwriters that the Parent and the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Parent’s and the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Indenture, the Support Agreement, any Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 7(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Support Agreement; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that reimbursements to the Underwriters, if any, shall be limited to expenses actually incurred and provided further that in the case of clause (iii), the Parent and the Company shall not be requested to cover expenses of counsel for the Underwriters in excess of $5,000 in the aggregate.

10. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Parent and the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Parent and the Company shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 7(a) hereof; the final term sheet in a form substantially consistent with Schedule III hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinions, dated the Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Morgan, Lewis & Bockius LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and 10b-5 statement, each dated the Time of Delivery, in the form attached as Annex IIA and B hereto;

(d) Thomas S. Wyatt, Vice President and Secretary for the Company, shall have furnished to the Representatives his written opinion, dated the Time of Delivery, in the form attached as Annex III hereto;

(e) (i) On the date of this Agreement, (ii) no later than 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and (iii) at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, to the effect set forth in Annex I hereto;

(f) (i) None of the Parent, the Company or any of the Parent’s other subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or increase in long-term debt of the Parent, the Company or any of the Parent’s other subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Parent, the Company and the Parent’s other subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Parent’s or the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission pursuant to Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Parent’s or the Company’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Parent’s or the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus; and

(i) Each of the Parent and the Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Parent and the Company reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Parent and the Company, respectively, herein at and as of the Time of Delivery, as to the performance by the Parent and the Company of all their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a), (f) and (g) of this Section and as to such other matters as the Representatives may reasonably request.

11. (a) The Parent and the Company will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Parent and the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter will indemnify and hold harmless the Parent and the Company against any losses, claims, damages or liabilities to which the Parent or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Parent and the Company for any legal or other expenses reasonably incurred by the Parent or the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate firm (in addition to one local counsel in each jurisdiction) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) in an action where both the indemnifying and the indemnified party are actual or potential defendants, the indemnified party shall have reasonably concluded that there are actual or potential conflicting interests between the indemnifying party and the indemnified party, including situations in which there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall, without the written consent of the indemnifying party (such consent not to be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder.

(d) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Parent and the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Parent and the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Parent and the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Parent and the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Parent or the Company on the one hand or the Underwriter Information on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parent, the Company, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Parent and the Company under this Section 11 shall be in addition to any liability which the Parent and the Company may otherwise have and shall extend, upon the same terms and conditions, to the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and employee of the Parent and the Company and to each person, if any, who controls the Parent or the Company within the meaning of the Act.

12. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for any of the Representatives or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13. The respective indemnities, agreements, representations, warranties and other statements of the Parent, the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Parent or the Company, or any officer or director or controlling person of the Parent or the Company and shall survive delivery of and payment for the Securities.

14. If for any reason, other than a default by the Underwriters in their obligation to purchase the Securities, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Parent and the Company shall then be under no further liability to the Underwriters except as provided in Sections 9 and 11 hereof.

15. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly.

16. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives in care of: Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, facsimile: 212-902-9316; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, New York, New York 10020, Attention: High Grade Transaction Management/Legal; RBS Securities Inc., 600 Washington Boulevard, Stamford, CT 06901, Attention: Debt Capital Markets-Syndicate, Fax: 203-873-4534; and if to the Parent or the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Parent and the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Parent and the Company and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Parent and the Company and each person who controls the Parent and the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19. The Parent and the Company acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Parent and the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Parent or the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Parent or the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Parent or the Company) or any other obligation to the Parent or the Company except the obligations expressly set forth in this Agreement and (iv) the Parent and the Company have consulted their own legal and financial advisors to the extent they deemed appropriate. The Parent and the Company agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Parent or the Company, in connection with such transaction or the process leading thereto.

20. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Parent, the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

21. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

22. The Parent, the Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

24. Notwithstanding anything herein to the contrary, each of the Parent and the Company are authorized to disclose to any persons the U.S. Federal and State income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Parent and the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. Federal and State income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Parent and the Company.

Very truly yours,

AMERICAN WATER CAPITAL CORP.

By:	/s/ William D. Rogers
William D. Rogers
Vice President and Treasurer

AMERICAN WATER WORKS COMPANY, INC.

By:	/s/ William D. Rogers
William D. Rogers
Vice President and Treasurer

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

Goldman, Sachs & Co.

RBS Securities Inc.

On behalf of each of the Underwriters

MERRILL LYNCH, PIERCE, FENNER & SMITH

   INCORPORATED

By:	/s/ Shawn D. Cepeda
	Name:	Shawn D. Cepeda
	Title:	Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Adam T. Greene
	Name:	Adam T. Greene
	Title:	Vice President

RBS SECURITIES INC.

By:	/s/ Okwudiri Onyedum
	Name:	Okwudiri Onyedum
	Title:	Managing Director

SCHEDULE I

Principal Amount of the Securities to be Purchased

Goldman, Sachs & Co.	$75,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	75,000,000

RBS Securities Inc.	75,000,000

PNC Capital Markets LLC	30,000,000

U.S. Bancorp Investments, Inc.	15,000,000

TD Securities (USA) LLC	15,000,000

BNY Mellon Capital Markets, LLC	15,000,000

Total	$300,000,000

SCHEDULE II

(a) Issuer Free Writing Prospectuses included in the Pricing Disclosure Package:

Final term sheet attached hereto as Schedule III.

(b) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None.

SCHEDULE III

December 12, 2012

American Water Capital Corp.

$300,000,000 4.300% Senior Notes due 2042

Term Sheet

Issuer:	American Water Capital Corp.
Support Provider:	American Water Works Company, Inc.
Security:	Senior Notes
Size:	$300,000,000
Trade Date:	December 12, 2012
Settlement Date:	December 17, 2012 (T+3)
Maturity Date:	December 1, 2042
Benchmark Treasury:	UST 2.75% due August 15, 2042
Benchmark Treasury Yield:	2.891%
Spread to Benchmark Treasury:	+142
Yield to Maturity:	4.311%
Coupon:	4.300%
Price to Public:	99.818%
Interest Payment Dates:	June 1 and December 1 of each year, beginning on June 1, 2013
Redemption Provisions:
Make whole call:	Treasury + 25bps
Par call:	On or after June 1, 2042
CUSIP:	03040W AJ4
ISIN:	US03040WAJ45
Joint Book-Running Managers:	Goldman, Sachs & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated RBS Securities Inc.

The Issuer and Support Provider have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer and the Support Provider have filed with the SEC for more complete information about the Issuer, the Support Provider and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, any underwriter participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. at 1-866-471-2526, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or RBS Securities Inc. at 1-866-884-2071.

SCHEDULE IV

Significant Subsidiaries of the Company

New Jersey-American Water Company, Inc.

Pennsylvania-American Water Company

Illinois-American Water Company

Missouri-American Water Company

Indiana-American Water Company, Inc.

California American Water Company

West Virginia American Water Company

ANNEX I

[Separately Attached]

ANNEX IIA

1. Each of the Company and the Parent is a corporation validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

2. The Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and the Parent.

3. The Notes conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus.

4. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act of 1939 and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Support Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

5. The Registration Statement has become effective under the Securities Act, and to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any notice objecting to its use, has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

6. No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or New York State governmental authority is required to be made or obtained by (a) the Company in connection with the execution and delivery of the Underwriting Agreement and the Notes and the performance by the Company of the obligations thereunder and under the Indenture or (b) the Parent in connection with its performance of its obligations under the Support Agreement, in each case other than (i) those that have been obtained or made under the Securities Act or the Trust Indenture

Act and (ii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriter as to which we express no opinion.

7. The issue and sale by the Company of the Notes, the consummation of the other transactions contemplated by the Underwriting Agreement, the Indenture and the Notes, the performance by each of the Company and the Parent of its obligations thereunder to the extent party thereto and the performance by the Parent of its obligations under the Support Agreement (i) do not violate (a) the certificate of incorporation of the Company; (b) the restated certificate of incorporation of the Parent; (c) the amended bylaws of the Company; or (d) the amended and restated bylaws of the Parent; (ii) do not result in a breach of or constitute a default under the express terms and conditions of any material agreements as specified by such counsel on Exhibit A hereto; and (iii) will not violate any law, rule or regulation of the United States of America, the State of New York or the General Corporation Law of the State of Delaware that is, in our experience, normally applicable to transactions of the type contemplated by the Underwriting Agreement.

8. The statements made in the Prospectus under the caption “Certain United States Federal Income Tax Considerations”, insofar as they purport to describe the material U.S. federal income tax consequences of an investment in the Notes, are accurate in all material respects.

9. Neither the Company nor the Parent is, and after giving effect to the issue and sale by the Company of the Notes, the consummation of the other transactions contemplated by the Underwriting Agreement, the Indenture and the Notes and the application of the net proceeds from such issue and sale as described in the Prospectus under the caption “Use of Proceeds”, will not be required to register as an “investment company” as defined under the Investment Company Act of 1940, as amended. In rendering this opinion, such counsel may rely, as to factual matters, on the certificates dated the date hereof from officers of the Company and the Parent, attached as Exhibit B hereto.

2

EXHIBIT A

1.	Indenture, dated as of October 22, 2007 between American Water Capital Corp. and Wells Fargo Bank, National Association.

2.	Indenture, dated as of November 26, 2008, between American Water Capital Corp. and Wells Fargo Bank, National Association.

3.	Note Purchase Agreement, as amended, dated as of December 21, 2006, by and between American Water Capital Corp. and the Purchasers named therein for purchase of $101,000,000 5.39% Series A Senior Notes due 2013, $37,500,000 5.52% Series B Senior Notes due 2016, $329,500,000 5.62% Series C Senior Notes due 2018 and $432,000,000 5.77% Series D Senior Notes due 2021.

4.	Note Purchase Agreement, as amended, dated as of March 29, 2007, by and between American Water Capital Corp. and the Purchasers named therein for purchase of $100,000,000 5.62% Series E Senior Notes due 2019 and $100,000,000 5.77% Series F Senior Notes due 2022.

5.	Note Purchase Agreement, dated May 15, 2008, by and between American Water Capital Corp. and the Purchasers named therein for purchase of $110,000,000 6.25% Series G Senior Notes due 2018 and $90,000,000 6.55% Series H Senior Notes due 2023.

6.	Note Purchase Agreement, dated May 19, 2009, by and between American Water Capital Corp. and the Purchasers named therein for purchase of $24,500,000 7.21% Series I Senior Notes due May 19, 2019 and $25,500,000 8.27% Series J Senior Notes due May 19, 2039.

7.	Credit Agreement dated October 29, 2012, between American Water Capital Corp., each of the initial lenders named therein as Lenders, Wells Fargo Bank, N.A. as administrative agent, JP Morgan Chase Bank, N.A, as syndication agent and PNC Bank, N.A. and The Royal Bank of Scotland plc, as co-documentation agents.

8.	Support Agreement, as subsequently amended, dated June 22, 2000, by and between American Water Works Company, Inc. and American Water Capital Corp.

ANNEX IIB

Such counsel shall also state that although such counsel has not undertaken to determine independently, does not express an opinion as to, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and has made no independent check or verification thereof (except in connection with the rendering of the legal opinions set forth in Annex IIA), the Registration Statement, at the time it initially became effective, and the Prospectus, as of the Closing Date (in each case other than the financial statements and financial data, as to which such counsel expresses no opinion or belief), appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the applicable rules and regulations thereunder. Furthermore, such counsel shall also state that no facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement, as of the date of the Prospectus (other than the financial statements and other information of an accounting or financial nature included therein and the Form T-1’s that are filed as exhibits to the Registration Statement, as to which such counsel expresses no opinion or belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) as of the Applicable Time, the Pricing Disclosure Package (other than the financial statements and financial data, as to which such counsel expresses no opinion or belief) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) as of its date and the Closing Date, the Prospectus as amended or supplemented by the Company prior to the Closing Date (other than the financial statements and financial data, as to which such counsel expresses no opinion or belief) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ANNEX III

1. The Support Agreement has been duly authorized, executed and delivered by each of the Company and the Parent.

2. To such counsel’s knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency or authority or arbitrator involving either the Company or the Parent that purports to affect the legality, validity or enforceability of any of the Underwriting Agreement, the Indenture, the Notes or the Support Agreement.

3. The issue and sale by the Company of the Notes, the execution and delivery by each of the Company and the Parent of the Underwriting Agreement, the Indenture and the Notes to the extent that it is a party thereto and the performance by each of the Company and the Parent of its obligations thereunder and the performance by the Parent of its obligations under the Support Agreement will not violate the provisions of any material agreement or contract binding on either the Company or the Parent and known to such counsel.